(logo) ncb National Cooperative Bank	2011 Crystal Drive Suite 8oo Arlington, Virginia 22202

FORM OF ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

BANK 2017-BNK6, Commercial Mortgage Pass-Through Certificates, Series 2017-BNK6

(the “Trust”)

I, Karyn Mann, on behalf of National Cooperative Bank, N.A., as NCB Master Servicer (the “Certifying Servicer”), certify to Banc of America Merrill Lynch Commercial Mortgage Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.        I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the preceding calendar year between January 1, 2017 and December 31, 2017 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.        To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date: February 6, 2018

NATIONAL COOPERATIVE BANK, N.A.,

as NCB Master Servicer

By:/s/ Karyn Mann

Name: Karyn Mann
Title: Senior Vice President